EXHIBIT 3(ii)

                                   AS AMENDED
                                  MAY 11, 1999

                                    BY-LAWS

                                       OF

                          CREDITRISKMONITOR.COM, INC.
                     (formerly New Generation Foods, Inc.)

                                  SHAREHOLDERS

      1. Annual Meeting. Unless the Board of Directors or the President of the corporation selects a different time or date, the annual meeting of shareholders shall be held at 11:00 a.m. on the first Tuesday of the fifth calendar month following the end of the corporation's fiscal year. The annual meeting shall be for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

      2. Special Meeting. Special meetings of shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than one-tenth of the votes at the meeting.

      3. Place. Meetings of shareholders shall be held at the principal executive office of the corporation or at any other place, within or without Nevada, which is designated by the Board of Directors or the President.

      4. Notice.

            a. Annual and Special Meetings. A written notice of each meeting of shareholders shall be given not more than 60 days and, except as provided below, not less than 10 days before the meeting to each shareholder entitled to vote at the meeting. The notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by management for election. The notice shall also state
(i) in the case of an annual meeting, those matter which the Board of Directors intends to present for action by the shareholders, and (ii) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted. Notice shall be delivered personally, by mail or other means addressed to the shareholder at the address of such shareholder appearing on the books of the corporation, the address given by the shareholder to the corporation for the purpose of notice or as otherwise provided by law. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (but not the Board of Directors) entitled to call a special meeting of shareholder, the person

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receiving  such  request  shall  cause a notice to be given to the  shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than 10 nor more than 60 days after receipt of the request.

            b. Adjourned Meetings. Notice of an adjourned meeting need not be given if (i) the meeting is adjourned for 45 days or less, (ii) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken and (iii) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

      5. Record Date. The Board of Director may fix in advance a record date for the determination of the shareholders entitled to notice of any meeting, to vote, to receive any dividend or other distribution or allotment of rights or to exercise any rights. The record date shall be not more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to such other action. Except as otherwise provided by law, when a record date is so fixed, only shareholders on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation occurring after the record date. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have an express or other notice of such claim or interest. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than 45 days after the date set for the original meeting.

      6. Meeting Without Regular Call and Notice. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes, a shareholder shall not be considered present at a meeting if, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was no properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which as no so included, the shareholder expressly objects to such consideration at the meeting.

      7. Quorum and Required Vote. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of the meeting,

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except that if a quorum is present at the commencement of the meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of a majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

      8. Proxies. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within 6 months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

      9. Voting. Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote or, if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot.

      10. Election Inspectors. One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed at the request of a shareholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.

      11. Action Without Meeting. Except as provided below or by the Articles of Incorporation, any action, except election of directors, which may be taken at a meeting of shareholders may be taken without a meting and without prior notice of a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless

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the consent of all shareholders entitled to vote have been solicited in writing, the corporation shall give to those shareholders entitled to vote who have not consented in writing a written notice given promptly of the taking of any action approved by shareholders without a meeting.

      12. Lost Stock Certificates. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

                               BOARD OF DIRECTORS

      13. Number. The authorized number of directors of this corporation shall be not less than four nor more than six until such number is changed by an amendment to these By-Laws. The exact number of directors shall be fixed by resolution of the Board of Directors.

      14. Powers. Subject to the limitations imposed by law or contained in the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the ultimate direction of the Board of Directors.

      15. Election, Term of Offices and Vacancies. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of any director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the directors then in office, regardless of whether they constitute a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors.

      16. Removal. Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote or written consent of not less than two-thirds of the outstanding shares entitled to vote.

      17. Resignation. Any director may resign by giving notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. The resignation of a director shall be effective when given unless the director specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

      18. Compensation. If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive

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compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any director from serving the corporation in another capacity and receiving compensation for such service.

      19. Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by the resolution of the Board of Directors, a committee may exercise all of the authority of the Board except:

            a. the approval of any action which, under the Nevada General Corporation Law, must be approved by the outstanding shares or approved by the shareholders;

            b. the filling of vacancies on the board or any committee;

            c. the fixing of compensation of the directors for serving on the Board or any committee;

            d. the adoption, amendment or repeal of By-Laws;

            e. the amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

            f. a distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range determined by the Board; and

            g. the appointment of any other committees of the Board or the members of such committees.

      20. Inspection of Records and Properties. Each director may insect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be conducted either by the director or the director's agent or attorney. The right of inspection includes the right to copy and make extracts.

      21. Time and Place of Meetings. Unless the Board of Directors determines otherwise, the Board shall hold a regular meeting during each quarter of the corporation's fiscal year. One such meeting shall take place immediately following the annual meeting of shareholders. All meetings of directors shall be held at the principal executive office of the corporation or at such other place, within or without Nevada, as shall be designated in the notice of the meeting or in a resolution of the Board of Directors.

      22. Call. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, any Vice President or any two directors.

      23. Notice. Regular meeting of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board. Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice must specify the purpose of any regular or special meeting. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of adjournment.

      24. Meeting Without Regular Call and Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice of a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

      25. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the board individually or collectively consent in writing to such action.

      26. Quorum and Required Vote. A majority of the directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of directors is one, the number constituting a quorum shall not be less than the larger of one-third of the authorized number of directors or two directors. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such a meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

      27. Committee Meetings. The principles set forth in Sections 21 through 26 of these By-Laws shall apply to committees of the Board of Directors and to actions taken by such committees.

      28. Indemnification of Directors, Officers, Employees and Certain Others.

            a. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or

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was a director,  officer or employee of the  corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereafter an "indemnitee"), whether the basis of such proceeding is alleged action in an
official  capacity  as  a  director,   officer,  employee  or  agent,  shall  be
indemnified and held harmless by the corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who as ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) that was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding as they are received and in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Nevada General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee (hereinafter an "undertaking"), to repay all amounts so advanced if it shall ultimately be determined by a court of competent jurisdiction that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

            b. Right of Indemnitee to Bring Suit. If a claim under paragraph (a)
of this Section is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Nevada  General  Corporation  Law.  Neither the  failure of the  corporation
(including its Board of Director, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the corporation.

            c. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire, to the fullest extent permitted by the Nevada General Corporation Law, under any statute, the Articles of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

            d. Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

                                    OFFICERS

      29. Titles and Relation to Board of Directors. The officers of the corporation shall include a Chairman of the Board or a President or both, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.

      30. Election, Term of Office and Vacancies. At its regular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation. The Board may choose additional officers or fill vacant offices at any other time. No officer must be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time.

      31. Resignation. Any officer may resign at any time upon notice

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to the corporation  without  prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. The resignation of an officer shall be effective when given unless the officer specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

      32. Chairman of the Board; President. If the Board of Directors selects a Chairman of the Board, such officer shall preside over all meetings of the Board of Directors and of shareholders. If there be no Chairman of the Board, the President shall perform such duties. The Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer. If there be no Chairman of the Board, the President shall be the chief executive officer.

      33. Secretary. Unless otherwise determined by the Board of Directors or the chief executive officer, the Secretary shall have the following powers and duties:

            a. Record of Corporate Proceedings. The Secretary shall attend all meetings of shareholders and the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept at the principal executive office of the corporation or at such other place as the Board may determine. The Secretary shall keep at the corporation's principal executive office, if in Nevada, or at its principal business office in Nevada if the principal executive office is not in Nevada, the original or a copy of these By-Laws, as amended.

            b. Record of Shares. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep a share register at the principal executive office of the corporation showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

            c. Notices. The Secretary shall give such notices as may be required by law or these By-Laws.

      34. Treasurer. The Treasurer shall be the chief financial officer of the corporation. Unless otherwise determined by the Board of Directors or the chief executive officer, the Treasurer shall have custody of the corporate funds and securities, shall keep adequate and correct amounts of the corporation's properties and business transactions, shall disburse such funds of the corporation as may be ordered by the Board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the Board, at regular meetings of the Board or whenever the Board may require, an account of all transactions and the financial condition of the corporation.

      35. Other Officers. The other officers of the corporation, if any, shall exercise such powers and perform such duties as the Board of Directors or the chief executive officer shall prescribe.

      36. Salaries. The Board of Directors shall fix the salary of the chief executive officer and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the chief executive officer shall fix such salaries.

      37. Amendment of By-Laws. By-Laws may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the Board of Directors.